Exhibit 10.4

CLASS A UNIT PURCHASE AND SALE AGREEMENT

THIS CLASS A UNIT PURCHASE AND SALE AGREEMENT (this “Agreement”), effective as of October 15, 2013 (the “Effective Date”), by and among Canna Security America LLC, a Colorado limited liability company (“Seller”), Dixie Holdings, LLC, a Colorado limited liability company (“Dixie”), and James Willett (“Willett”, and, collectively with Dixie, the “Purchaser”). Purchaser and Seller may be referred to herein as the “Parties” and each, individually, a “Party”.

WHEREAS, Canna Security America LLC was formed as a limited liability company under and pursuant to the provisions of the Colorado Limited Liability Company Act, as amended (the “Act”), and upon the terms and conditions set forth in the Canna Security America LLC Operating Agreement (the “Operating Agreement”).  Terms not otherwise defined herein shall have the meaning set forth in the Operating Agreement.

WHEREAS, Seller desires to sell and Dixie desires to purchase 107,143 Class A Units in Seller (the “Dixie Units”), and Seller desires to sell and Willett desires to purchase 142,857 Class A Units in Seller (the “Willett Units”, and, collectively with the Dixie Units, the “Units”), on and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises, mutual agreements and covenants hereinafter set forth, the Parties hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1    Purchase and Sale of the Units.

(a)    Upon the terms and subject to the conditions contained in this Agreement, effective as of the Effective Date, Seller hereby sells, assigns and transfers to the Purchaser, and the Purchaser hereby purchases and acquires from Seller, all right, title and interest in and to the Units.

(b)    The total price and other consideration payable by Dixie to Seller for the Dixie Units shall be (i) payment in cash in the amount of $47,143.00 and (ii) cancellation of that certain existing Promissory Note between Seller and Dixie in the principal sum of $60,000.00, dated April 9, 2013 (collectively, the “Dixie Purchase Price”).

(c)    The total price and other consideration payable by Willett to Seller for the Willett Units shall be payment in cash in the amount of $142,857.00, of which Willett has previously contributed $110,000.00 to Seller such that Willett, as a condition to close, shall only be required to pay $32,857.00 to Seller (“Willet Purchase Price”, and, collectively with the Dixie Purchase Price, the “Purchase Price”).

(d)    On the Effective Date, Purchaser agrees to pay such cash component of the Purchase Price by wire transfer of immediately available funds to an account of Seller at a commercial bank located in the United States of America, which account shall be specified by Seller.

(e)    Purchaser shall not be responsible for payment of any taxes incurred in connection with or otherwise related to this Agreement.  Seller shall be responsible for payment of any taxes incurred in connection with or otherwise related to this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1    Representations and Warranties of Seller.  As an inducement to the Purchaser to enter into this Agreement, Seller hereby represents and warrants to the Purchaser as follows:

(a)    Authority.  This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against him in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b)    No Conflict.  The execution, delivery and performance of this Agreement does not and will not (i) to the knowledge of Seller, conflict with or violate any legally binding law, statute, treaty, constitution, regulation, rule, ordinance, order or governmental approval, or other governmental restriction, requirement or determination, of or by any governmental authority (collectively, “Laws”) applicable to Seller or his execution of this Agreement; or (ii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any contractual obligation or agreement to which Seller is a party or by which he is bound, or result in the creation of any lien on any properties of Seller.

(c)    Units.  Upon payment of the Purchase Price as herein provided, the Purchaser will receive good and marketable title to the Units and will be the record and beneficial owner of the Units (which will be duly authorized and validly issued and fully paid and not assessable).

(d)    No Litigation.  There is no lawsuit, action, proceeding or investigation pending or, to Seller’s knowledge, threatened against Seller in any court or before any arbitrator of any kind or before or by any governmental authority which purports to affect the validity, enforceability or legality of its obligations under this Agreement.

(e)    No Encumbrances.  Seller has good and marketable title to the Units, and such Units will be transferred to the Purchaser free and clear of any mortgage, pledge, lien, encumbrance, charge, or other security interest, or any other liability not created by the Operating Agreement or the terms of this Agreement.

2.2    Representations and Warranties of the Purchaser.  As an inducement to Seller to enter into this Agreement and in reliance upon the representations and warranties made herein by Seller, the Purchaser hereby represents and warrants to Seller as follows:

(a)    Authority.  This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b)    No Conflict.  The execution, delivery and performance of this Agreement does not and will not (i) to the knowledge of Purchaser, conflict with or violate any Laws applicable to Purchaser or his or its execution of this Agreement; or (ii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any contractual obligation or agreement to which Purchaser is a party or by which he or it is bound, or result in the creation of any lien on any properties of Purchaser.

(c)    No Litigation.  There is no lawsuit, action, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or before any arbitrator of any kind or before or by any governmental authority which purports to affect the validity, enforceability or legality of its obligations under this Agreement.

(d)    Compliance with Securities Laws:

(i)	Purchaser is acquiring the Units for the Purchaser’s own account, for investment, and not with a view toward the resale or distribution thereof in violation of applicable securities laws.

(ii)	Purchaser understands that the Units are not registered under the Securities Act, or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act of 1933, as amended (the “Securities Act”) and such other laws or unless an exemption from such registration is available. Purchaser understands and agrees that, subject to the terms and conditions contained in the Operating Agreement, it may only pledge, transfer, convey or otherwise dispose of any of the Units in compliance with the Securities Act and applicable state securities laws, as then in effect.

(iii)	Purchaser has the ability to bear the economic risks of the investment in the Units being purchased hereunder for an indefinite period of time. The Purchaser further acknowledges that Purchaser has had the opportunity to ask questions of, and receive answers from, the officers of Issuer with respect to the business and financial condition of Issuer and the terms and conditions of the Units and to obtain additional information necessary to verify such information.

(iv)	Purchaser has knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of its investment in the Units. Purchaser further represents that Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act and is a “qualified purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

ARTICLE 3
ADDITIONAL AGREEMENTS

3.1    Further Action.  Subject to the terms and conditions of this Agreement, each Party agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by applicable Laws or the terms of the Operating Agreement, or as any other Party may reasonably require, whether on or after the date hereof, to implement and/or give effect to this Agreement and the transactions contemplated herein and for the purposes of vesting in the Purchaser the full benefit of the assets, rights and benefits to be transferred to the Purchaser under this Agreement.

ARTICLE 4
MANDATORY BUY-OUT

4.1    Buy-Out. Once Seller has received financing or capital of any form totaling the Series A raise amount of $1.96 million, such financing party shall be required to buy back from each of Dixie and Willett fifty percent (50%) of the Dixie Units and fifty percent (50%) of the Willett Units at a price equal to $3.20 for each Unit in connection with and as a condition to the closing of any such financing. The terms and conditions of the buy-back shall be upon similar terms and conditions as set forth in this Agreement. Following the closing of such buy-out, no further buy-out shall be required as a condition to any future financing of Seller.

ARTICLE 5
GENERAL PROVISIONS

5.1    Expenses.

(a)    Subject to Section 5.1(b) and except as otherwise expressly specified in this Agreement, all costs and expenses, attorneys fees and other professional fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

(b)    In the event either Party initiates any legal action or proceeding to enforce the terms of this Agreement, the prevailing Party in such action or proceeding will be entitled to award of its attorneys fees and other costs incurred in connection with such action.

5.2    Waivers; Amendments

(a)    No Deemed Waivers; Remedies Cumulative.  No failure or delay by any Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Party therefrom shall in any event be effective unless the same shall be effected as provided in Section 5.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)    Amendments.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each of the Parties.

5.3    Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different Parties on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract between the Parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by each of the Parties. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

5.4    Governing Law; Jurisdiction; Etc.

(a)    Governing Law.  This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of Colorado, without regard to the principles of contracts of laws thereof.

5.5    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.6    Counsel Representations.  Seller, Dixie, and Willett acknowledge that Seller and Dixie are represented by the same legal counsel (“Counsel”), which has prepared this Agreement on behalf of, and in the course of its representation of Seller. Seller, Dixie and Willett represent and/or acknowledge the following:

(a)    Counsel has advised Seller, Willett, and Dixie to seek the advice of independent counsel and that they have had the opportunity to do so.

(b)    Counsel has advised that there may be tax and legal consequences to this Agreement and that Counsel has not advised as to the tax and/or legal consequences to the individual interests of Seller, Dixie and Willett with respect to this Agreement and the transactions referenced herein.

(c)    Counsel has represented Seller in connection with this Agreement and the transactions referenced herein, and that Counsel at the present time does and may in the future, represent Dixie and, notwithstanding this conflict, Seller and Dixie have each waived any conflict of interest and acknowledge and consent to Counsel representing Seller in this transaction, notwithstanding such representation of Dixie.

 [Signatures appear on next page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.
SELLER:

CANNA SECURITY AMERICA LLC

By: /s/ Daniel Williams

Name: Daniel William

Title: Manager

PURCHASER:

DIXIE HOLDINGS, LLC

By: /s/ Charles K. Smith

Name: Charles K. Smith

Title: Manager

/s/ James Willet
James Willett, an individual